UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2008

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On October 9, 2008, the Federal Housing Finance Authority ("FHFA") announced that, based upon publicly released financial results of Fannie Mae (formally, the Federal National Mortgage Association) for the quarter ended June 30, 2008, it was classifying Fannie Mae as "undercapitalized" as of June 30, 2008 using its discretionary authority provided in the statute signed into law by President Bush on July 30, 2008 and events occurring subsequent to June 30.

FHFA also announced that:

• FHFA has determined that it is prudent and in the best interests of the market for FHFA to suspend capital classifications for periods subsequent to June 30, 2008;
• we will continue to be required to submit all regulatory capital reports to FHFA but the existing statutory and FHFA-directed regulatory capital requirements will not be binding during the conservatorship;
• FHFA will post on its web site our minimum capital requirement, our core capital, and our "GAAP net worth," calculated as assets less liabilities in accordance with generally accepted accounting principles, during the conservatorship, and that information also will be available in our quarterly Form 10-Q filings; and
• during the conservatorship, FHFA will not publish information about our critical capital, our risk-based capital or our qualifying subordinated debt levels.

The information submitted in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

October 15, 2008	By:	Herbert M. Allison, Jr.

Name: Herbert M. Allison, Jr.
Title: President and Chief Executive Officer